--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          DataTRAK INTERNATIONAL, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

DataTRAK International, Inc.

August 25, 1999

Dear Shareholder:

     You are cordially invited to attend the 1999 Annual Meeting of Shareholders of DataTRAK International, Inc. to be held on September 22, 1999 at 10:00 a.m. at The National City Bank Auditorium, Fourth Floor, Atrium Building, 1900 East Ninth Street, Cleveland, Ohio.

     At this year's Annual Meeting, in addition to electing three Directors, shareholders will be asked to approve an amendment to the Company's Fifth Amended and Restated Articles of Incorporation to decrease the number of classes of Directors on the Company's Board of Directors from three classes of Directors to two classes of Directors. Detailed information about each of these proposals is set forth in the accompanying Proxy Statement, which shareholders are encouraged to read carefully.

     Whether or not you plan to attend the Annual Meeting in person, it is important that your shares are represented. Therefore, please complete, sign, date and promptly return the enclosed Proxy card in the accompanying envelope. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person even if you have previously returned your Proxy card.

     On behalf of the Board of Directors and management of DataTRAK International, Inc., we would like to thank you for your continued support and confidence.

                                          Sincerely yours,

                                          /s/ Jeffrey A. Green
                                          Dr. Jeffrey A. Green
                                          President and Chief Executive Officer

                          DataTRAK INTERNATIONAL, INC.
                      20600 Chagrin Boulevard, Suite 1050
                             Cleveland, Ohio 44122

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD SEPTEMBER 22, 1999

     The 1999 Annual Meeting of Shareholders of DataTRAK International, Inc., formerly Collaborative Clinical Research, Inc. (the "Company"), will be held on September 22, 1999 at 10:00 a.m., Cleveland, Ohio local time at The National City Bank Auditorium, Fourth Floor, Atrium Building, 1900 East Ninth Street, Cleveland, Ohio, for the following purposes:

          1. To amend the Company's Fifth Amended and Restated Articles of Incorporation to decrease the number of classes of Directors on the Company's Board of Directors from three classes of Directors to two classes of Directors;

          2. To nominate and elect three individuals as Directors of the Company for a two-year term ending at the Annual Meeting of Shareholders in 2001, effective upon the filing of the amendment to the Company's Fifth Amended and Restated Articles of Incorporation. However, if the proposed amendment to the Company's Fifth Amended and Restated Articles of Incorporation is not approved by the Company's shareholders, shareholders will instead nominate and elect three individuals as Directors of the Company for a three-year term ending at the Annual Meeting of Shareholders in 2002; and

          3. To transact such other business as may properly come before the Annual Meeting and such adjournments or postponements thereof.

     Approval of the amendment to the Company's Fifth Amended and Restated Articles of Incorporation requires the affirmative vote of the holders of a majority of the outstanding Common Shares of the Company entitled to vote at the Annual Meeting of Shareholders.

     Only shareholders of record at the close of business on August 20, 1999 will be entitled to receive notice of and to vote at the meeting or any adjournments or postponements thereof.

                                          By Order of the Board of Directors,

                                          THOMAS F. MCKEE
                                          Secretary

Cleveland, Ohio
August 25, 1999

        EACH SHAREHOLDER IS REQUESTED TO EXECUTE AND PROMPTLY RETURN THE
              ENCLOSED PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE

                          DataTRAK INTERNATIONAL, INC.
                                ---------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                       Mailed on or about August 25, 1999

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of DataTRAK International, Inc., formerly Collaborative Clinical Research, Inc. (the "Company"), to be used at the Annual Meeting of Shareholders of the Company on September 22, 1999 at 10:00 a.m., local time, and any adjournments or postponements thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

     The accompanying Proxy is solicited by the Board of Directors of the Company. All validly executed Proxies received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting, and the instructions contained in such Proxies will be followed in each instance. If no instructions are given, the Proxy will be voted FOR the election of the three nominees listed on the Proxy and FOR the approval of the amendment to the Company's Fifth Amended and Restated Articles of Incorporation (the "Articles"). A shareholder may revoke a Proxy at any time before it is exercised by delivery of written notice to the Secretary of the Company or by a duly executed Proxy bearing a later date.

     The record date for determination of shareholders entitled to vote at the Annual Meeting was the close of business on August 20, 1999. On that date, the Company had 3,290,322 Common Shares outstanding and entitled to vote at the Annual Meeting. Each Common Share is entitled to one vote. Shareholders do not have the right to vote cumulatively in the election of Directors.

     The expense of soliciting Proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. The Company may pay persons holding Common Shares for others their expenses for sending proxy materials to their principals. In addition to solicitation of Proxies by mail, the Company's Directors, officers and employees, without additional compensation, may solicit Proxies by telephone, telegraph and personal interview. The Company also may retain a third party to aid in the solicitation of Proxies.

     At the Annual Meeting, in accordance with the General Corporation Law of Ohio and the Company's Code of Regulations (the "Code"), the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of shareholder voting. As provided by the General Corporation Law of Ohio and the Code, holders of Common Shares entitling them to exercise a majority of the voting power of the Company, present in person or by Proxy at the Annual Meeting, will constitute a quorum for such meeting. The inspectors of election intend to treat properly executed Proxies marked "abstain" as present for these purposes. Such inspectors also will treat as "present" shares held in "street name" by brokers that are voted on at least one proposal to come before the Annual Meeting.

     Nominees for election as Directors receiving the greatest number of votes will be elected. Votes that are withheld or broker non-votes in respect of the election of Directors will not be counted in determining the outcome of the election. Approval of the amendment to the Company's Fifth Amended and Restated Articles of Incorporation requires the affirmative vote of the holders of a majority of the outstanding Common Shares of the Company entitled to vote at the Annual Meeting of Shareholders, and broker non-votes with respect to the amendment will have the same effect as a vote against the amendment. Pursuant to the Code, the outcome of the vote relating to all other questions and matters brought before the Annual Meeting will be, unless otherwise provided by law or the Articles, decided by the vote of a majority of the Common Shares present in person or by Proxy and entitled to vote on the matter in question. In voting for such proposals, votes may be cast in favor, against or abstained. For purposes of determining whether a proposal, other than a proposal to elect an individual or Director, has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for shareholders who have not returned a Proxy, such broker non-votes will have the same effect as a vote against such proposal. For all other proposals, unless otherwise provided by law or the Articles, such broker non-votes will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote on such other proposals.

             SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table sets forth, as of August 20, 1999, the beneficial ownership of the Common Shares of (i) each person who is known to the Company to own beneficially more than 5% of the outstanding Common Shares, (ii) each Director of the Company, (iii) each of the Named Executive Officers (as hereinafter defined) and (iv) all Directors and executive officers as a group. Unless otherwise indicated, all information with respect to beneficial ownership has been furnished by the respective Director or executive officer, as the case may be.

                                                                 COMMON SHARES &
                                                              BENEFICIALLY OWNED(1)
                                                              ----------------------
            NAME AND ADDRESS OF BENEFICIAL OWNER               NUMBER       PERCENT
            ------------------------------------              ---------    ---------
Dr. Jeffrey A. Green(2).....................................   297,919        8.9%
Timothy G. Biro(3)..........................................    13,200          *
Seth B. Harris(4)...........................................    92,134        2.8%
Terry C. Black..............................................    38,918        1.2%
Patrick G. Chassaigne(5)....................................         0          *
Gregory A. Folz(6)..........................................    10,000          *
Herbert L. Hugill(7)........................................    39,176        1.2%
Philip A. Stark(8)..........................................    13,500          *
Dr. Robert M. Stote.........................................    41,253        1.2%
Dr. Alan G. Walton(9).......................................   246,103        7.5%
Dr. Mark J. Ratain..........................................    41,500        1.2%
Robert E. Flaherty..........................................    11,500          *
Axiom Venture Partners Limited Partnership..................   243,838        7.4%
  City Place II
  185 Asylum Street
  Hartford, Connecticut 06103
Brantley Venture Partners II, L.P...........................   295,412        9.0%
  20600 Chagrin Boulevard, Suite 1150
  Cleveland, Ohio 44122
Oxford BioScience Funds(9)(10)..............................   246,103        7.5%
  315 Post Road West
  Westport, Connecticut 06880
Wellington Management Company(11)...........................   448,500       13.6%
  75 State Street
  Boston, Massachusetts 02109
State of Wisconsin Investment Board(12).....................   370,000       11.2%
  P.O. Box 7842
  Madison, Wisconsin 53707
Heartland Advisors, Incorporated(13)........................   481,199       14.6%
  790 North Milwaukee Street
  Milwaukee, Wisconsin 53202
All directors and executive officers as a group (12
  persons)..................................................   831,703       23.6%

---------------
* Less than one percent.

 (1) The number of Common Shares deemed outstanding includes (i) 3,290,322 Common Shares outstanding as of August 20, 1999 and (ii) with respect to each of the following individuals and group the following number of Common Shares, which may be purchased pursuant to option exercises within 60 days after the date of this Proxy Statement: Dr. Green (50,000 Common Shares); Mr. Biro (13,000 Common Shares); Mr. Harris (39,500 Common Shares); Dr. Stote (39,500 Common Shares); Dr. Walton (3,000 Common Shares); Dr. Ratain (41,500 Common Shares); Mr. Flaherty (11,500 Common Shares); Mr. Black (35,000 Common Shares); Brantley Venture Partners 11, L.P. ("Brantley") (5,166 Common Shares); Oxford BioScience Management Partners ("OBM") (834 Common Shares); all Directors and executive officers as a group (233,834 Common Shares).

 (2) Includes 73,969 Common Shares held by Dr. Green's wife, as to which he disclaims beneficial ownership.

 (3) Includes 200 Common Shares held by Mr. Biro's wife.

 (4) Includes 44,634 Common Shares held in trust for Mr. Harris.

 (5) Mr. Chassaigne terminated his employment with the Company on April 16, 1999.

 (6) In connection with the sales of the Company's clinical business, Mr. Folz's employment was terminated on April 20, 1999.

 (7) Includes 19,588 Common Shares held in trust for Mr. Hugill. In connection with the sale of the Company's clinical business, Mr. Hugill's employment was terminated on April 20, 1999. Mr. Hugill has indicated that he will retire as a Director of the Company at the Company's Annual Meeting on September 22, 1999.

 (8) Mr. Stark's employment with the Company was terminated on May 4, 1998. The amount of Common Shares beneficially owned by Mr. Stark was obtained from a report filed with the Securities and Exchange Commission (the "Commission"), dated March 3, 1998, pursuant to the requirements of Section 16(a) of the Exchange Act.

 (9) Includes 160,107 and 32,327 Common Shares owned by Oxford BioScience Partners, L.P. ("Oxford") and Oxford BioScience Partners (Adjunct), L.P. ("Oxford Adjunct"), respectively, of which OBP Management, L.P. ("OBP") is the general partner, and 5,419 Common Shares owned by Oxford BioScience Management Partners ("OBM"), and 44,416 Common Shares owned by Oxford BioScience Partners (Bermuda) Limited Partnership ("Oxford Bermuda"), of which OBP Management (Bermuda) Limited Partnership ("OBP Bermuda") is the general partner. OBP may be deemed to be the beneficial owner of Common Shares owned by Oxford Bermuda. Also includes 834 and 3,000 Common Shares issuable upon exercise of options owned by OBM and Dr. Walton, respectively, that are currently exercisable. Dr. Walton, a Director of the Company, is a general partner of OBP, OBP Bermuda and OBM and may be deemed to be a beneficial owner of the Common Shares held by such entities. Dr. Walton has indicated that he will retire as a Director of the Company at the Company's Annual Meeting on September 22, 1999.

(10) The information provided herein with respect to the beneficial ownership of the Common Shares by the Oxford BioScience Funds was obtained from a
     Schedule 13G filed with the Commission on February 12, 1999 by the Oxford BioScience Funds and from information obtained by the Company in relation to its Common Share repurchase on August 9, 1999.

(11) The Common Shares listed are held by Wellington Management Company in its capacity as investment advisor. Various persons other than Wellington Management Company have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Shares held. The interests of one such account, Global Health Care Opportunity, relates to more than 5% of the outstanding Common Shares. The information provided herein with respect to Wellington Management Company's beneficial ownership of the Common Shares was obtained solely from a
     Schedule 13G filed with the Commission on January 24, 1999 by Wellington Management Company.

(12) The information provided herein with respect to the beneficial ownership of the Common Shares by the State of Wisconsin Investment Board was obtained solely from a Schedule 13G filed with the Commission on January 16, 1999 by the State of Wisconsin Investment Board.

(13) The Common Shares listed are held by Heartland Advisors, Incorporated in its capacity as investment advisor. Various persons other than Heartland Advisors, Incorporated have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Shares held. The interests of one such account, Heartland Value Fund, a series of Heartland Group, Incorporated, a registered investment company, relates to more than 5% of the outstanding Common Shares. The information provided herein with respect to Heartland Advisors, Incorporated's beneficial ownership of the Common Shares was obtained from the Schedule 13G filed with the Commission on January 13, 1999 by Heartland Advisors, Incorporated and from information obtained by the Company in relation to its Common Share repurchase on August 9, 1999.

                             ELECTION OF DIRECTORS

     The authorized number of Directors of the Company is presently fixed at nine, with members of the Board of Directors divided into three classes and with the term of office of one class expiring each year. On July 23, 1998, in accordance with the Code, the Board of Directors elected Robert E. Flaherty to fill a vacancy in the class of Directors whose term of office will expire at the Annual Meeting to be held in the year 2001. Effective April 11, 1999, Dr. Stoll retired as a Director of the Company. In addition, Mr. Hugill and Dr. Walton have indicated that they will retire as Directors of the Company at the Company's Annual Meeting on September 22, 1999.

     At the Annual Meeting, shareholders will be asked to approve an amendment to the Articles to decrease the number of classes of the Company's Board of Directors from three classes of Directors to two classes of Directors. If that amendment to the Articles is approved, shareholders will nominate and elect three individuals as Directors to serve until the Annual Meeting to be held in the year 2001 and until their successors are duly elected and qualified. At its July 29, 1999 meeting, the Board of Directors nominated Dr. Jeffrey A. Green, Timothy G. Biro and Dr. Robert M. Stote to stand for election as Directors at the Annual Meeting. Dr. Green, Mr. Biro and Dr. Stote are presently Directors of the Company.

     If the proposed amendment to the Articles is approved, after the Annual Meeting the Board of Directors, pursuant to the Code, will fix the number of the Company's Directors at six, with the Board of Directors divided into two classes and with the term of office of one class expiring each year.

     If the proposed amendment to the Articles is not approved, shareholders will instead nominate and elect three individuals as Directors of the Company for a three-year term ending at the Annual Meeting to be held in the year 2002. Furthermore, if the proposed amendment to the Articles is not approved, the Company's Board of Directors will continue to have three classes of Directors with three vacancies.

     Unless otherwise directed, the persons named in the accompanying Proxy will vote for the election of the three nominees set forth below as Directors of the Company. In the event of the death of or inability to act of any of the nominees, the Proxies will be voted for the election of such other persons as the Board of Directors may recommend. The Board of Directors has no reason, however, to anticipate that this will occur. In no event will the accompanying Proxy be voted for more than three nominees or for persons other than those persons named below or any such substitute nominees for any of them.

     Set forth below is certain information concerning the nominees for election at the Annual Meeting as well as those Directors who will continue in office subsequent to the Annual Meeting.

NOMINEES FOR ELECTION AT THE 1999 ANNUAL MEETING

     Jeffrey A. Green, Pharm.D., FCP. Dr. Green has served as the President and Chief Executive Officer and a Director of the Company since 1992. Dr. Green founded the Company in 1992. From 1984 to 1992, Dr. Green served as an Assistant Professor of Medicine and Radiology at Case Western Reserve University, Cleveland, Ohio. During his tenure at Case Western Reserve University, Dr. Green established and directed the Cardiovascular Clinical Pharmacology Research Program at University Hospitals of Cleveland. In addition, Dr. Green was an established investigator in clinical cardiology and PET scanning and was responsible for directing over 90 individual investigations during his tenure. Dr. Green has authored over 90 publications and has been an invited speaker at more than 125 national meetings. He was the recipient of the McKeen Cattell Distinguished Achievement Award from the American College of Clinical Pharmacology in 1988. Dr. Green is a graduate of Purdue University (B.S.) and the University of Texas (Pharm.D.). Dr. Green is 43 years of age.

     Timothy G. Biro. Mr. Biro has been a Director of the Company since 1992. Mr. Biro is the General Partner of Ohio Innovation Fund I, L.P., a venture capital firm. Prior to starting Ohio Innovation Fund in 1997, Mr. Biro was a consultant with Cleveland Tomorrow, an economic development corporation. From 1991 to 1996, Mr. Biro was a General Partner of Brantley Venture Partners II, L.P. and Brantley Venture Partners III, L.P. Prior to joining Brantley Venture Partners in 1991, Mr. Biro was Superintendent of Pharmaceutical Manufacturing at Merck & Co., Inc. Mr. Biro has a B.S. Degree in Microbiology from Pennsylvania State University and in Pharmacy from Temple University and an MBA from The Wharton School of Business at the University of Pennsylvania. He is a

Director of OXIS International, Inc., a developer of pharmaceuticals to treat diseases of oxidative stress. Mr. Biro is 45 years of age.

     Robert M. Stote, M.D. Dr. Stote has been a Director of the Company since 1993 and has served as the Senior Vice President and Chief Science Officer and a Director of Bentley Pharmaceuticals, Inc., a pharmaceutical company, since 1992. Prior to that time, Dr. Stote was employed for 20 years by SmithKline Beecham Corporation, serving as Senior Vice President and Medical Director, Worldwide Medical Affairs, from 1989 to 1992 and Vice President--Clinical Pharmacology--Worldwide from 1987 to 1989. Dr. Stote was Chief of Nephrology at Presbyterian Medical Center in Philadelphia from 1972 to 1989 and served as Clinical Professor of Medicine at the University of Pennsylvania. Dr. Stote is 60 years of age.

DIRECTORS CONTINUING IN OFFICE

     Mark J. Ratain, M.D. Dr. Ratain has been a Director of the Company since April 1998. Dr. Ratain is a hematologist/oncologist and a clinical pharmacologist. He is a Professor of Medicine and Chairman of the Committee on Clinical Pharmacology at the University of Chicago. Dr. Ratain has been associated with the Department of Medicine at the University of Chicago since 1983. He has authored and co-authored more than 150 articles and book chapters principally relating to the treatment of cancer. Prior to becoming a Director, Dr. Ratain served as Chairman of the Company's Scientific Advisory Board for four years. He received his A.B. Degree in Biochemical Sciences from Harvard University and his M.D. from the Yale University School of Medicine. Dr. Ratain is 44 years of age. Notwithstanding the outcome of the shareholder vote regarding the amendment to the Articles, Dr. Ratain will continue in office as a Director until the Company's Annual Meeting to be held in the year 2000.

     Seth B. Harris. Mr. Harris has been a Director of the Company since 1992 and has been the Chairman of Freider the Source, a distributor of consumer products, since 1993. Mr. Harris is the Retired Chairman of the Board and President of Harris Wholesale, Inc., a wholesale pharmaceutical distribution company. Mr. Harris is also a Director of Bindley Western Industries, Inc., one of the largest distributors of pharmaceuticals in the United States. Mr. Harris is 59 years of age. If the Company's shareholders approve the amendment to the Articles, Mr. Harris will resign his current position as Director in the class of Directors to be elected at the Company's Annual Meeting to be held in the year 2001 and subsequently be appointed by the remaining members of the Board of Directors to serve as a Director in the class of Directors to be elected at the Company's Annual Meeting to be held in the year 2000. If the Company's shareholders do not approve the amendment to the Articles, Mr. Harris will continue in office as a Director in the class of Directors to be elected at the Company's Annual Meeting to be held in the year 2001.

     Robert E. Flaherty. Robert E. Flaherty has been a Director of the Company since July 1998. Mr. Flaherty is President and Chief Executive Officer of Athena Diagnostics, Inc., a unit of the Athena Neurosciences division of Elan Corporation, plc. Mr. Flaherty has held his position with Athena Diagnostics, Inc. since 1992. Athena Neurosciences is involved in the discovery, development and marketing of therapeutic agents for the diagnosis and treatment of central nervous system diseases and disorders. From 1976 through 1992 Mr. Flaherty was employed in various management positions with Becton Dickinson & Company. Mr. Flaherty is 53 years of age. If the Company's shareholders approve the amendment to the Articles, Mr. Flaherty will resign his current position as Director in the class of Directors to be elected at the Company's Annual Meeting to be held in the year 2001 and subsequently be appointed by the remaining members of the Board of Directors to serve as a Director in the class of Directors to be elected at the Company's Annual Meeting to be held in the year 2000. If the Company's shareholders do not approve the amendment to the Articles, Mr. Flaherty will continue in office as a Director in the class of Directors to be elected at the Company's Annual Meeting to be held in the year 2001.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee, a Compensation Committee and an Executive Committee. The Company does not have a standing nominating committee or a committee performing similar functions. Set forth below is the current membership of each of the above-described Committees:

            AUDIT                      COMPENSATION                     EXECUTIVE
          COMMITTEE                      COMMITTEE                      COMMITTEE
          ---------                    ------------                     ---------
     Dr. Mark J. Ratain             Robert E. Flaherty            Dr. Jeffrey A. Green
       Timothy G. Biro                Seth B. Harris                 Timothy G. Biro
     Dr. Alan G. Walton             Dr. Robert M. Stote            Dr. Alan G. Walton

     The Audit Committee recommends the annual appointment of the Company's auditors, with whom the Audit Committee members review the scope of audit and non-audit assignments and related fees, the accounting principles used by the Company in financial reporting, internal financial auditing procedures and the adequacy of the Company's internal control procedures. The Audit Committee met two times during the 1998 fiscal year.

     The Compensation Committee has the authority to administer the Company's stock option plans, including the selection of optionees and the timing of option grants, and to review and monitor key employee compensation and benefits policies and administer the Company's management compensation plans. The Compensation Committee met two times during the 1998 fiscal year.

     The Executive Committee has the authority to exercise all the powers of the Board of Directors in the management of the business and affairs of the Company at any time when the entire Board of Directors cannot meet.

     During the last fiscal year, the Board of Directors met eleven times. No Director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees on which each served during the period for which each was a member of the Board of Directors.

                           COMPENSATION OF DIRECTORS

     Directors of the Company do not receive cash compensation for their service on the Board of Directors. However, they do receive reimbursement for reasonable expenses incurred in attending meetings of the Board of Directors. Directors who are not also employees receive options to purchase Common Shares under the Company's Amended and Restated 1996 Outside Directors' Stock Option Plan. Under an amendment of this plan approved by the Company's shareholders on April 14, 1999, each non-employee Director in office as of July 23, 1998 received an option grant to purchase 10,000 Common Shares at $4.19 per share. In addition, each non-employee Director receives an option grant to purchase 10,000 Common Shares upon initial appointment or election, and re-election, as a Director at an exercise price equal to the fair market value of a share on the date of grant. Further, each non-employee Director receives an annual option grant to purchase 2,500 Common Shares at an exercise price equal to the fair market value of a share on the date of grant. The annual grant occurs automatically on the day after the Company's Annual Meeting. As of July 31, 1999, options to purchase an aggregate of 69,500 Common Shares had been awarded and were outstanding under this plan at exercise prices ranging from $4.19 to $9.60. Options awarded under this plan vest in periods ranging from six months to three years after the date of grant and expire ten years from the date of grant. As a result of the consummation of the sale of its clinical business, all options previously awarded by the Company immediately became vested and exercisable. Prior to the Company's initial public offering in June 1996, Directors received options under other option plans maintained by the Company, as described below.

     Non-employee Directors received options to purchase Common Shares under the Company's Amended and Restated 1992 Share Incentive Plan (the "1992 Plan"). Options to purchase an aggregate of 80,000 Common Shares were awarded to non-employee Directors under the 1992 Plan at an exercise price of $0.15 per share. Each Director who is not a Named Executive Officer received options to purchase the following numbers of Common Shares under the 1992 Plan: Mr. Harris, 25,000 Common Shares; Dr. Stote, 25,000 Common Shares; and Dr. Ratain, 30,000 Common Shares. Dr. Ratain was awarded stock options for his service as a consultant to the

Company prior to his current service on the Board of Directors. In addition, prior to the Company's initial public offering in June 1996, members of the Board who were designated to serve as such by certain investors received, in lieu of Directors' fees, options to purchase Common Shares having a value equal to $1,000 for each meeting attended ($500 for each meeting attended by telephone). These awards were made under the Company's Amended and Restated 1994 Directors' Share Option Plan (the "1994 Plan"). An aggregate of 4,500 Common Shares were awarded and are outstanding under the 1994 Plan at exercise prices ranging from $0.80 to $9.60 per share.

                         EXECUTIVE OFFICER COMPENSATION

     The table below sets forth certain information concerning the annual or long-term compensation for services in all capacities to the Company during the fiscal years ended December 31, 1996, 1997 and 1998 to the Company's Chief Executive Officer, the four other highest paid executive officers of the Company whose annual salary and bonus exceeded $100,000 and the former Vice President of Corporate Development (the "Named Executive Officers").

                              SUMMARY COMPENSATION

                                                                      LONG-TERM
                                                                    COMPENSATION
                                                                       AWARDS
                                                                   ---------------
                                        ANNUAL COMPENSATION(1)       SECURITIES
                                        -----------------------      UNDERLYING           ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR    SALARY($)     BONUS($)     OPTIONS/SARS(#)    COMPENSATION($)(2)
---------------------------     ----    ----------    ---------    ---------------    ------------------
Dr. Jeffrey A. Green........    1998     $180,000      $    --             --              $     --
President, Chief Executive      1997      160,984           --             --                    --
  Officer and Director          1996      150,000           --         25,000(3)                 --
Herbert L. Hugill(4)........    1998      170,000           --             --                    --
Chief Operating Officer         1997       11,589           --         50,000(5)                 --
  And Director                  1996           --           --             --                    --
Terry C. Black..............    1998      125,645           --             --                    --
Vice President of Finance,      1997       86,145           --         15,000(6)                 --
  Chief Financial Officer,      1996       90,000           --
  Treasurer and Assistant
     Secretary
Patrick G.
  Chassaigne(4)(7)..........    1998      150,000           --             --                    --
President of DataTRAK, Inc.     1997       68,081           --         30,000(7)                 --
                                1996           --           --             --                    --
Gregory A. Folz(8)..........    1998      130,000           --             --                    --
Vice President of Marketing     1997      101,904           --             --                    --
  And Sales                     1996       53,653       22,107         10,100(9)                 --
Philip A. Stark(4)..........    1998       47,462        8,000             --               255,342(10)
Vice President of               1997       77,618        8,000         40,000(11)
  Corporate Development         1996           --           --             --                    --

---------------
 (1) No Named Executive Officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of such individual's salary plus annual bonus. No long-term incentive plan payouts or restricted stock awards have been made to any of the Named Executive Officers.

 (2) No other compensation was received by the Named Executive Officers.

 (3) Dr. Green's options were granted on January 2, 1997, at an exercise price of $10.75 per share, all of which became exercisable on April 20, 1999 as a result of the sale of the Company's clinical business.

 (4) Messrs. Hugill, Stark and Chassaigne were not employees of the Company at any time during 1996.

 (5) Mr. Hugill's options were granted on December 9, 1997, at an exercise price of $4.50 per share, all of which became exercisable on April 20, 1999 as a result of the sale of the Company's clinical business. In connection with the sale of the Company's clinical business, Mr. Hugill's employment with the Company was terminated on April 20, 1999.

 (6) Mr. Black's options were granted on January 2, 1997, at an exercise price of $10.75 per share, all of which became exercisable on April 20, 1999 as a result of the sale of the Company's clinical business.

 (7) Mr. Chassaigne's options were granted on July 7, 1997, at an exercise price of $7.13 per share, 33.3% of which are exercisable on each of July 7, 1998, July 7, 1999, July 7, 2000 and July 7, 2001. Mr. Chassaigne terminated his employment with the Company on April 16, 1999, and his options were subsequently canceled.

 (8) In connection with the sale of the Company's clinical business, Mr. Folz's employment with the Company was terminated on April 20, 1999.

 (9) Mr. Folz's options were granted on July 29, 1996, at an exercise price of $10.50 per share, all of which became exercisable on April 20, 1999 as a result of the sale of the Company's clinical business.

(10) In connection with the Company's 1998 corporate reorganization, Mr. Stark's employment with the Company was terminated on May 4, 1998. Pursuant to Mr. Stark's employment agreement, Mr. Stark was entitled to receive severance pay of $255,342 upon his involuntary termination. In 1998, $126,402 of the $255,342 was paid to Mr. Stark and the remainder was paid to him in 1999.

(11) Mr. Stark's options were granted on May 2, 1997 at an exercise price of $6.25 per share, 25% of which became exercisable on May 2, 1998 and 75% of which became exercisable on May 4, 1998, pursuant to the terms of Mr. Stark's employment with the Company, when Mr. Stark's employment with the Company was terminated. These options were not exercised, and were subsequently canceled.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The table below sets forth certain information with respect to the exercise of options to purchase Common Shares by the Named Executive Officers and unexercised options to purchase Common Shares for the Named Executive Officers as of December 31, 1998.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND DECEMBER 31, 1998 OPTION VALUE

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                               OPTIONS AT               IN-THE MONEY OPTIONS AT
                             STOCK                        DECEMBER 31, 1998(#)          DECEMBER 31, 1998 (%)(1)
                          ACQUIRED ON       VALUE      ---------------------------   ------------------------------
NAME                      EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE(2)   UNEXERCISABLE
----                      ------------   -----------   -----------   -------------   --------------   -------------
Dr. Jeffrey A. Green....      $--            $--         25,000         25,000         $     --            $--
Herbert L. Hugill.......       --             --         12,500         37,500               --             --
Terry C. Black..........       --             --         26,250         13,750           57,750             --
Patrick G. Chassaigne...       --             --         10,000         20,000               --             --
Gregory A. Folz.........       --             --          5,050          5,050               --             --
Philip A. Stark.........       --             --             --             --               --             --

---------------
(1) Options are in-the-money if the market value of the Common Shares exceeds the exercise price.

(2) Represents the total gain which would be realized if all in-the-money options beneficially held at December 31, 1998 were exercised, determined by multiplying the number of Common Shares underlying the options by the difference between the per share option exercise price and $4.00, the closing price for the Common Shares as reported on Nasdaq on December 31, 1998.

EMPLOYMENT AGREEMENTS

     Dr. Jeffrey A. Green. In 1994, the Company entered into an employment agreement with Dr. Green providing for an initial term of four years. This agreement will automatically renew for successive one-year periods thereafter unless certain prior notice requirements are satisfied. The base salary provided for in this agreement may be changed from time to time as determined by the Compensation Committee and so long as evidenced by a written memorandum executed by the parties. Bonuses may be paid to Dr. Green at the discretion of the Compensation Committee. The agreement also provides Dr. Green with the right to participate in all benefit plans made available to the Company's executives and/or employees. Dr. Green's employment with the Company may be terminated with or without cause, upon his death or disability or with sufficient cause. Additionally, under this agreement, Dr. Green is entitled to terminate his employment for "good reason." "Good reason" for such termination will exist if at any time, except in connection with the termination of Dr. Green's employment in strict compliance with the terms of the agreement, the Board of Directors fails to elect Dr. Green to his current position with the Company or significantly diminishes his responsibilities, duties, power or authority. If Dr. Green terminates his employment with the Company for good reason, he will be entitled to continue to receive his base salary for two years following the date of such termination. If Dr. Green's employment with the Company is terminated in connection with the sale of the Company, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause or without sufficient reason, he will be entitled to continue to receive his base salary for a period of two years subsequent to the date of termination. If Dr. Green terminates his employment with the Company without good reason, or if he is terminated by the Company for "cause," then he will be entitled to receive his base salary through the date of termination. For purposes of Dr. Green's agreement, "cause" is defined as a determination by the Board of Directors that the employee was engaged in (i) fraud, (ii) a breach of the material provisions of the employment agreement or
(iii) a willful failure to perform his duties as required under this agreement. "Sufficient reason" shall mean a good faith determination that the employee failed to adequately perform his duties as an officer of the Company or achieve the business objectives mutually agreed upon by the parties. Dr. Green also agreed to certain noncompetition and nondisclosure provisions which, under certain conditions, continue for a period of up to eighteen months following a termination of Mr. Green's employment with the Company.

     Herbert L. Hugill. In 1997, the Company entered into an employment agreement with Mr. Hugill providing for a term of four years. The base salary provided for in this agreement was $170,000 per year. Mr. Hugill was granted 50,000 options to purchase Common Shares within the first 30 days of employment with the Company, and was entitled to 50,000 additional options on each of January 1, 1999, 2000 and 2001, so long as certain performance objectives are met. Mr. Hugill was not awarded 50,000 options on January 1, 1999. The agreement also provided Mr. Hugill with the right to participate in all benefits plans made available to the Company's executives and/or employees. Mr. Hugill's employment with the Company could have been terminated with or without cause or upon his death or disability. Additionally, under this agreement, Mr. Hugill would have been entitled to terminate his employment for "good reason." "Good reason" for such termination would have existed if at any time, except in strict compliance with the terms of the agreement, Mr. Hugill's duties, responsibilities or title had been materially reduced or Mr. Hugill had been involuntarily removed from any position previously held. If Mr. Hugill would have terminated his employment with the Company for good reason, he would have been entitled to receive his base salary for a period of six months following the date of such termination. If Mr. Hugill's employment with the Company had been terminated in connection with the sale of the Company, he would have been entitled to continue to receive his base salary for one year following the date of such termination. If his employment had been terminated without cause, he would have been entitled to receive his base salary for a period of one year subsequent to the date of termination. If Mr. Hugill had terminated his employment with the Company without good reason, or if he had terminated by the Company for "cause," he would have been entitled to receive his base salary through the date of termination. For purposes of Mr. Hugill's agreement, "cause" was defined as a determination by the Board of Directors that the employee was engaged in (i) a felony involving moral turpitude or a felony in connection with his employment, (ii) fraud, (iii) use or possession of illegal drugs on the Company's premises or reporting to work under the influence of same or (iv) conduct, in or out of the workplace, which may reasonably be determined to have an adverse effect on the reputation or business of the Company. Mr. Hugill also agreed to certain noncompetition and nondisclosure provisions which continue for a period of six to fifteen months following a termination of Mr. Hugill's employment with the Company. In connection with the sale of the Company's clinical business, Mr. Hugill's employment with the Company was terminated on April 20, 1999. Since April 1999, Mr. Hugill has served as President of the Clinical Services Group for West Pharmaceutical Services.

     Terry C. Black. In 1994, the Company entered into an employment agreement with Mr. Black providing for an initial term of four years. This agreement will automatically renew for successive one-year periods thereafter unless certain prior notice requirements are satisfied. The base salary initially provided for in this agreement was $85,000 per year, to be reviewed at least annually by the Compensation Committee. Bonuses may be paid to Mr. Black at the discretion of the Compensation Committee. The agreement also provides Mr. Black with the right to participate in all benefits plans made available to the Company's executives and/or employees. Mr. Black's employment with the Company may be terminated with or without cause or upon his death or disability. Additionally, Mr. Black is entitled to terminate his employment for "good reason." If Mr. Black terminates his employment with the Company for good reason, he will be entitled to receive his base salary for a period of one year following the date of such termination. If Mr. Black's employment with the Company is terminated in connection with the sale of the Company, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause, he will be entitled to receive his base salary for a period of one year subsequent to the date of termination. If Mr. Black terminates his employment with the Company without good reason, or if he is terminated by the Company for "cause," he will be entitled to receive his base salary through the date of termination. For purposes of Mr. Black's agreement, "cause" is defined as a determination by the Board of Directors that the employee was engaged in (i) fraud, (ii) breach of the material provisions of the employment agreement or (iii) a willful failure to perform his duties as required under this agreement. Mr. Black also agreed to certain noncompetition and nondisclosure provisions which continue, under certain conditions for a period up to two years following a termination of Mr. Black's employment with the Company.

     Patrick G. Chassaigne. In 1997, the Company entered into an employment agreement with Mr. Chassaigne providing for an initial term of three years, and thereafter automatically renewed for successive one-year periods unless certain prior notice requirements were satisfied. The base salary provided for in this agreement was $150,000 per year. The base salary provided for in this agreement could have been changed from time to time after a determination by the Compensation Committee and so long as evidenced by a written memorandum executed by the parties. The agreement also provided Mr. Chassaigne with the right to participate in all benefits plans made available to the Company's executives and/or employees. Mr. Chassaigne's employment with the Company could have been terminated with or without cause, upon his death or disability or with "sufficient reason." Additionally, under this agreement, Mr. Chassaigne was entitled to terminate his employment for "good reason." "Good reason" for such termination existed if at any time, except in strict compliance with the terms of the agreement, Mr. Chassaigne's duties, responsibilities or title were significantly reduced or the Board failed to elect Mr. Chassaigne as an officer of the Company or of DataTRAK, Inc., or if he was involuntarily removed from any such position. If Mr. Chassaigne terminated his employment with the Company for good reason, he would have been entitled to receive his base salary for a period of two years following the date of such termination. If Mr. Chassaigne's employment with the Company was terminated in connection with the sale of the Company, he would have been entitled to continue to receive his base salary for one year following the date of such termination. If his employment was terminated without cause, he would have been entitled to receive his base salary for a period of one year subsequent to the date of termination. If Mr. Chassaigne terminated his employment with the Company without good reason, or if he was terminated by the Company for "cause," he would have been entitled to receive his base salary through the date of termination. For purposes of Mr. Chassaigne's agreement, "cause" was defined as a determination by the Board of Directors that the employee was engaged in (i) fraud, (ii) breach of the material provisions of the employment agreement or (iii) a willful failure to perform his duties as required under this agreement. If Mr. Chassaigne was terminated by the Company with "sufficient reason," he would have been entitled to receive his base salary for a period of one year subsequent to the date of termination. If Mr. Chassaigne was terminated by the Company without sufficient reason," he would have been entitled to receive his base salary for a period of two years subsequent to the date of termination. "Sufficient reason" meant a good faith determination by the Company's Chief Executive Officer that the employee failed to (i) adequately perform his duties as an officer of the Company, (ii) exercise a level of judgment and skill in the management of the Company comparable to other similarly situated executives, following 60 days notice from the Chief Executive Officer of dissatisfaction with the employee's performance or (iii) achieve the business objectives mutually agreed upon by the parties. Mr. Chassaigne also agreed to certain noncompetition and nondisclosure provisions which, under certain conditions, continue for a period of up to fifteen months following a termination of Mr. Chassaigne's employment with the Company. Mr. Chassaigne terminated his employment with the Company on April 16, 1999.

     Gregory A. Folz. In 1998, the Company entered into an employment agreement with Mr. Folz providing for an initial term of one year, and thereafter automatically renewed for successive one-year periods unless otherwise terminated in accordance with the agreement. The base salary provided for in this agreement was $130,000 per year. The agreement also provided Mr. Folz with the right to participate in all benefits plans made available to the Company's executives and/or employees. Mr. Folz's employment with the Company could have been terminated with or without cause or upon his death or disability. Additionally, under this agreement, Mr. Folz was entitled to terminate his employment for "good reason." "Good reason" for such termination would have existed if at any time, except in strict compliance with the terms of the agreement, (i) Mr. Folz's duties, responsibilities or title are materially reduced, (ii) Mr. Folz's base salary is reduced or (iii) Mr. Folz is required by the Company to relocate his business offices to a new city. If Mr. Folz had terminated his employment with the Company for good reason, he would have been entitled to receive his base salary for a period of one year following the date of such termination. If Mr. Folz's employment with the Company had been terminated in connection with the sale of the Company, he would have been entitled to continue to receive his base salary for one year following the date of such termination. If his employment had been terminated without cause, he would have been entitled to receive his base salary for a period of one year subsequent to the date of termination. If Mr. Folz had terminated his employment with the Company without good reason, or if he had terminated by the Company for "cause," he would have been entitled to receive his base salary through the date of termination. For purposes of Mr. Folz's agreement, "cause" was defined as (i) failure to complete satisfactorily the Company's routine pre-employment background check, (ii) conviction of a felony involving moral turpitude or a felony in connection with his employment, (iii) fraud, (iv) use or possession of illegal drugs on the Company's premises or reporting to work under the influence of same, or (v) engaging in conduct, in or out of the workplace, which may be reasonably determined to have an adverse effect on the reputation or business of the Company. Mr. Folz also agreed to certain noncompetition and nondisclosure provisions which continue for a period of one year following a termination of Mr. Folz's employment with the Company. In connection with the sale of the Company's clinical business, Mr. Folz's employment with the Company was terminated on April 20, 1999. Since April 20, 1999, Mr. Folz has been an employee of the Clinical Services Group of West Pharmaceutical Services.

     Philip A. Stark. In 1997, the Company entered into an employment agreement with Mr. Stark providing for an initial term of four years, and thereafter automatically renewed for successive one-year terms unless otherwise terminated in accordance with the agreement. The base salary provided for in this agreement for the first year of employment was $116,000, with the base salary increasing to $132,000 for each year thereafter. On the first anniversary of the agreement, Mr. Stark was entitled to a bonus of $16,000. The agreement also provided Mr. Stark with the right to participate in all benefits plans made available to the Company's executives and/or employees. Mr. Stark's employment with the Company could have been terminated with or without cause, upon his death or disability or with "sufficient reason." Additionally, under his agreement, Mr. Stark was entitled to terminate his employment for "good reason." "Good reason" for such termination would have existed if at any time the Company committed a material breach of the agreement, failed to employ Mr. Stark as a management executive or failed to vest Mr. Stark with the powers and authority customarily associated with executives of the Company. If Mr. Stark had terminated his employment with the Company for good reason, he would have been entitled to continue to receive his base salary for a period of one year following the date of such termination. If Mr. Stark's employment had been terminated in connection with the sale of the Company, he would have been entitled to receive a payment equal to three times his then current base salary, and all of his previously unvested stock options would become vested prior to such sale. If Mr. Stark's employment had been terminated without cause or sufficient reason, he would have been entitled to receive his base salary for a period of two years following the date of such termination, and all of his unvested options would have become fully vested. If Mr. Stark had terminated his employment without good reason, or if he had been terminated by the Company with sufficient reason or for "cause," he would have been entitled to receive his base salary through the date of termination. For purposes of Mr. Stark's agreement, "cause" was defined as a determination that the employee engaged in (i) fraud, (ii) breach of the material provisions of the agreement or (iii) a willful failure to perform his duties as required under the agreement. "Sufficient reason" was defined as a good faith determination that the employee failed to (i) adequately perform his duties as an officer of the Company or (ii) exercise a level of judgment and skill in the management of the Company comparable to other similarly situated executives, following 60 days notice from the Chief Executive Officer of dissatisfaction with the employee's performance or (iii) achieve the business objectives mutually agreed upon by the parties. Mr. Stark also agreed to certain noncompetition provisions which continue for a period of two years following the termination of his employment with the Company.

     In connection with the Company's 1998 corporate reorganization, Mr. Stark's employment with the Company was terminated on May 4, 1998. Pursuant to Mr. Stark's employment agreement, Mr. Stark was entitled to receive $255,342 upon his termination. In 1998, $126,402 of the $255,342 was paid to Mr. Stark and the remainder was paid to him in 1999.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee administers the Company's stock option plans, including the selection of optionees and the timing of option grants, and reviews and monitors key employee compensation and benefits policies and administers the Company's management compensation plans. The current members of the Compensation Committee are Messrs. Flaherty and Harris and Dr. Stote, all of whom are non-employee Directors.

     Set forth below is a discussion of the Company's compensation philosophy, together with a discussion of the factors considered by the Committee in determining the compensation of the Company's President and Chief Executive Officer and the Named Executive Officers.

COMPENSATION PHILOSOPHY

     The Company's compensation philosophy is that compensation paid to executive officers and other management personnel should consist of four elements: (1) salary, (2) annual incentive bonus, (3) stock options and (4) welfare, retirement and other benefits. The compensation package is designed to attract and retain top quality management employees. In the opinion of the Committee, it reflects competitive conditions of peer group companies. To some extent, elements of compensation are designed to vary as Company performance varies. In general, the elements of compensation that most typically have a significant relationship to Company performance are awards under its stock option and bonus plans. The Committee's decisions concerning compensation make use of independent surveys of executive compensation of similarly situated companies.

     The Company has entered into employment agreements with all of its executive officers. In general, the Committee believes that employment agreements are a useful tool in attracting and retaining qualified executives.

     Set forth below is a discussion of the various components of the compensation arrangements provided to the executive officers, as well as a discussion of the compensation arrangements provided to the Company's President and Chief Executive Officer.

1998 COMPENSATION DECISIONS

     Base Salary and Benefits. Salaries of executive officers are subject to minimum levels set by the terms of each executive's employment arrangement with the Company. The primary factor in setting salary levels pursuant to these arrangements was the Company's desire to provide compensation in amounts sufficient to induce these individuals to either join or continue with the Company. Salary levels for executive officers reflect the Committee's judgments on appropriate salaries in light of the duties and responsibilities inherent in the executives' respective positions. The particular qualifications of an individual holding the position and his or her level of experience, as well as information concerning compensation paid by other companies in the industry, are considered in establishing salary levels. The Committee's assessment of the individual's performance and contribution to the Company's performance are the primary criteria influencing decisions regarding salary. For those executives who joined the Company during the year, the primary factor in setting salary levels was the Company's desire to provide compensation in amounts sufficient to induce these individuals to join the Company.

     Stock Options. The Company uses stock options as a long-term incentive program for executive officers. Stock options are used because they directly relate the amounts earned by the executive officers to the amount of appreciation realized by the Company's shareholders over comparable periods. Stock options also provide executive officers with the opportunity to acquire and build a meaningful ownership interest in the Company. The Committee considers stock option awards throughout the year. In determining the number of options awarded to an individual executive officer, the Committee generally establishes a level of award based upon the position of the individual and his or her level of responsibility and upon recommendations made by the Company's President and Chief Executive Officer. The Committee's decisions concerning individual option awards are based on its judgment concerning the appropriate amount of long-term compensation that should be paid to the executive in question. The Company did not award any such stock options during the 1998 fiscal year.

     Bonuses. Pursuant to the terms of its employment agreements with the executive officers of the Company, the Company may pay additional compensation in the form of discretionary bonuses. In general, the bonus structure is open-ended and the bonus amount in any given year is determined by the Committee. Bonuses may be provided either in the form of cash, Common shares or a combination of the two, as the Committee determines. The Company did not pay bonuses to its executive officers with respect to performance during the 1998 fiscal year. However, in 1999, in connection with the sale of the Company's clinical division, Mr. Hugill was paid a cash bonus of $20,000.

PRESIDENT AND CHIEF EXECUTIVE OFFICER COMPENSATION

     Dr. Green's employment contract with the Company contemplates compensation in two broad areas: (i) a base salary and (ii) stock options under a long-term compensation plan. His employment agreement provided for a base salary of $180,000 for 1997 and 1998. When the Company failed to meet certain objectives with regard to financial performance during 1997, Dr. Green elected to defer a portion of his 1997 salary. As a result, Dr. Green was paid $160,984 in salary for 1997. Dr. Green was paid his full salary of $180,000 in 1998. Dr. Green did not receive a bonus in 1998.

                                          THE COMPENSATION COMMITTEE

                                          Robert E. Flaherty
                                          Seth B. Harris
                                          Dr. Robert M. Stote

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company has engaged in various private transactions with the members of its Compensation Committee or entities with which they are affiliated. The Company believes that these transactions have been on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

     The Company engaged in various private equity financing transactions with Mr. Harris and Dr. Stote and other shareholders in 1992, 1993 and 1994. As a result of those transactions, Mr. Harris and Dr. Stote are among the parties to a registration rights agreement with the Company under which they have been provided certain rights to have their Common Shares registered under the Securities Act of 1933 (the "Securities Act"). See "Certain Transactions."

                               PERFORMANCE CHART

     The following line graph compares the percentage change in the cumulative total shareholder return on the Common Shares against the cumulative total return of The Nasdaq Stock Market U.S. Index and the Nasdaq Health Services Index for the period commencing June 11, 1996 (the initial trading date for the Common Shares) and ending December 31, 1998. The graph assumes that the value of the investment in Common Shares and each index was $100 on June 11, 1996, and that all dividends, if any, were reinvested.

                COMPARISON OF 30 MONTH CUMULATIVE TOTAL RETURN*
                      AMONG DataTRAK INTERNATIONAL, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                      AND THE NASDAQ HEALTH SERVICES INDEX

                                             DATA TRAK             NASDAQ STOCK          NASDAQ HEALTH
                                           INTERNATIONAL          MARKET (U.S.)             SERVICES
                                           -------------          -------------          -----------
 06/11/96                                       100                    100                    100
 12/96                                           80                    104                     83
 12/97                                           38                    127                     85
 12/98                                           30                    179                     73

* $100 invested on 6/11/96 in
  stock or on 5/31/96 in index,
  including reinvestment of
  dividends. Fiscal year ending
  December 31.

                  AMENDMENT TO THE COMPANY'S FIFTH AMENDED AND
                       RESTATED ARTICLES OF INCORPORATION

     On July 29, 1999, the Board of Directors authorized an amendment to the Articles to decrease the number of classes of Directors to two classes, with the number of Directors in each class as nearly equal as possible and with each class serving for a two-year term. Article V of the Articles currently provides that the Company's Board of Directors shall be divided into three classes, with each class as nearly equal in number of Directors as possible. The text of
Article V, as proposed to be amended, is attached as Appendix A to this Proxy Statement. The Board of Directors does not presently contemplate proposing any other changes to the Articles or the Code.

     The Company's purpose in decreasing the number of classes of Directors on its Board of Directors is to eliminate vacancies on the Board of Directors resulting from the retirement of certain Directors and the current three-class structure of the Board of Directors. On April 11, 1999, Dr. Stoll retired as a Director of the Company. Furthermore, Mr. Hugill and Dr. Walton have indicated that they will retire as Directors of the Company at the Company's Annual Meeting on September 22, 1999. As a result of these retirements, and prior to the approval of the amendment to the Company's Articles, the Company's Board of Directors would consist of six Directors in three classes, with one class having three Directors, a second class having two Directors, and the third class with only one Director.

     Section 1701.57 of the Ohio Revised Code provides that the Board of Directors may be classified into two or three classes, with each class consisting of at least three Directors. Given the Company's recent changes and its new focus on its DataTRAK business, the current Board of Directors concluded that it is unlikely that the three present vacancies on the Board of Directors could be filled with qualified candidates in a timely manner. Accordingly, the Board of Directors concluded that a six member Board of Directors consisting of two classes of Directors with three Directors in each class would eliminate the vacancies on the Board of Directors and comply with the provisions of the Ohio Revised Code.

     Decreasing the number of classes may have the effect of discouraging an attempt to acquire control of the Company with a view to effecting a merger, sale of the Company's assets or similar transaction, since approval by a majority of Directors is required prior to any such business combination to circumvent certain super-majority voting requirements in the Articles. Although approval by a fewer aggregate number of Directors would be required to effect a business combination under the proposed amendment to the Articles, a greater percentage of Directors serving on the Board of Directors must now agree to such business combination. Under the current Articles, approval of five out of nine Directors is required for approval of a business combination, while four out of six Directors must give their approval to a business combination under the proposed structure of the Board of Directors.

     The Articles contain provisions requiring a super-majority vote by the shareholders to approve certain business combination transactions that have not received the approval of the Board of Directors, as described above. Applicable provisions of Ohio law also restrict the ability of the Company to engage in certain business combination transactions. Certain provisions of Ohio law and the Articles allow the Company to issue Preferred Shares with rights senior to those of the Common Shares without any further vote or action by the shareholders. The issuance of Preferred Shares could decrease the amount of earnings and assets available for distribution to the holders of Common Shares or could adversely effect the rights and powers, including voting rights, of the holders of the Common Shares. In certain circumstances, such issuance could have the effect of decreasing the market price of the Common Shares. In addition, the Company is subject to the anti-takeover provisions of Section 1701.831 of the Ohio Revised Code, which require the prior approval of a majority of the disinterested shareholders for acquisitions of specified percentages of the outstanding Common Shares. The application of Section 1701.831 also could have the effect of delaying or preventing a change in control of the Company.

     To the extent that the proposed amendment to the Articles has an incidental anti-takeover effect, it could discourage speculation or short-term trading in the Common Shares, which could reduce trading and lower the price of the Common Shares. In addition, shareholders may favor a proposed change in management or control. However, the Company recognizes that any purported increase in anti-takeover protection afforded by the reduction of classes of Directors on its Board of Directors is significantly offset by the fact that each of the two classes of Directors will face re-election, and possible replacement, every two years instead of every three years under the present Articles. There presently is no takeover proposal before the Company, nor is the Company aware that any person contemplates such a proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE ARTICLES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON SHARES IS REQUIRED TO APPROVE THE AMENDMENT TO THE ARTICLES.

                              CERTAIN TRANSACTIONS

     In connection with various financing transactions, the Company entered into certain agreements with certain of its Directors, executive officers and shareholders who beneficially own more than 5% of the Common Shares. Since these arrangements were the result of arm's length negotiation among the Company and these shareholders prior to their acquisition of an interest in the Company, the Company believes that the agreements are on terms no less favorable to it than could have been obtained from unaffiliated third parties. Relationships between the Company and those investors who are affiliated with members of the Compensation Committee of the Board of Directors are described under the caption "Compensation Committee Interlocks and Insider Participation."

     As a result of various financing transactions, the Company is a party to a registration rights agreement with Brantley, Oxford, Oxford Bermuda, Oxford Adjunct, Axiom Venture Partners Limited Partnership, Drs. Green, and Stote and Mr. Harris, each of whom is either a Director, executive officer or beneficial owner of greater than 5% or more of the Common Shares. Under the terms of this agreement, the holders of an aggregate of 824,094 Common Shares (the "Registrable Shares") have the right to demand, no more than once every six months, registration under the Securities Act of Common Shares having a market value of at least $5,000,000 (in the case of a registration on Form S-1) or $1,000,000 (in the case of a registration on Form S-2 or S-3). Such demand right may be exercised by the holders of at least 40% of the Registrable Shares. The holders of Registrable Shares may exercise their right to demand registration of the Registrable Shares on Form S-1 up to two times at the Company's expense, and any demand registrations on Form S-2 or S-3 an unlimited number of times at the Company's expense. Although the holders of Registrable Shares have the right to demand additional registrations on Form S-1, they will be required to pay their share of the expenses associated with such registrations. The agreement also provides the holders of an aggregate of 261,176 Common Shares (the "Related Shares"), with the limited right to participate, at their own expense, in a registration statement demanded by the holders of Registrable Shares. In addition, under certain conditions, the holders of Registrable Shares and Related Shares have the limited right to include some or all of such shares in any registration statement filed by the Company with respect to the sale of its Common Shares.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's Directors and certain of its executive officers and persons who beneficially own more than 10% of the Common Shares to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission and The Nasdaq Stock Market. Such persons are further required to furnish the Company with copies of all such forms filed by them. Based solely on the Company's review of the copies of such forms it has received, the Company believes that all of the Section 16(a) filing requirements were satisfied by the Company's Directors, executive officers and beneficial owners of more than 10% of the Common Shares, except for reports relating to the following: (i) Mr. Harris's February 28, 1998 receipt of an option to purchase 1,500 Common Shares, fully exercisable at $4.38 per share, on August 28, 1998 under the Company's Amended and Restated 1996 Outside Directors Stock Option Plan, as amended ("1996 Director Plan"); (ii) Mr. Harris's July 23, 1998 receipt of an option to purchase 10,000 Common Shares, exercisable in three equal yearly increments each of 3,333 Common Shares beginning on July 23, 1999 and continuing through July 23, 2001 at $4.19 per share under the 1996 Director Plan; (iii) Dr. Stoll's April 21, 1998 receipt of an option to purchase 1,500 Common Shares, fully exercisable at $4.50 per share, on October 21, 1998 under the 1996 Director Plan; (iv) Dr. Stoll's July 23, 1998 receipt of an option to purchase 10,000 Common Shares beginning on July 23, 1999 and continuing through July 23, 2001 at $4.19 per share under the 1996 Director Plan; (v) Dr. Stote's July 23, 1998 receipt of an option to purchase 10,000 Common Shares, exercisable in three equal yearly increments each of 3,333 Common Shares beginning on July 23, 1999 and continuing through July 23, 2001 at $4.19 per share under the 1996 Director Plan; and (vi) Dr. Ratain's April 1, 1998 receipt of an option to purchase 1,500 Common Shares, fully exercisable at $4.19 per share, on October 1, 1998 under the 1996 Director Plan.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Any shareholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Board of Directors proposals to be considered for submission to the Annual Meeting of Shareholders to be held in 2000. Any such proposal should be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to DataTRAK International, Inc., 20600 Chagrin Boulevard, Suite 1050, Cleveland, Ohio 44122, Attention:
Investor Relations and must be received no later than December 31, 1999. Any such notice shall set forth: (a) the name and address of the shareholder and the text of the proposal to be introduced, (b) the number of Common Shares held of record, owned beneficially and represented by proxy by such shareholder as of the date of such notice and (c) a representation that the shareholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice. The Chairman of the meeting may refuse to acknowledge the introduction of any shareholder proposal not made in compliance with the foregoing procedures.

                              INDEPENDENT AUDITORS

     The firm of Ernst & Young LLP, independent auditors, audited the consolidated financial statements of the Company and its subsidiaries for fiscal 1998. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement should they so desire. The representatives will also be available to respond to appropriate questions from shareholders.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matter to come before the Annual Meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

     You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

                                          By Order of the Board of Directors,

                                          Thomas F. McKee
                                          Secretary

August 25, 1999

                                   APPENDIX A

                               PROPOSED AMENDMENT
                                TO THE COMPANY'S
              FIFTH AMENDED AND RESTATED ARTICLES OF INCORPORATION

     Article V of the Company's Fifth Amended and Restated Articles of Incorporation (which is the only portion of the Fifth Amended and Restated Articles of Incorporation affected by this proposal) shall be deleted and replaced by the following:

                                   "ARTICLE V

     1. Number and Classification of Directors.

     (a) The Board of Directors shall consist of not less than three nor more than fifteen members and shall be divided into two classes, Class I and Class II, which shall be as nearly equal in number as possible. Subject to the foregoing limitations, the number of Directors shall be fixed by, or in the manner provided in, the Code of Regulations of the Corporation. In the event that the total number of Directors is not divisible by two, the extra Director shall be assigned to Class I. The Directors to be elected at each annual meeting of Shareholders shall be the only members of the class whose term of office then expires. The term of office of the initial Directors in each class shall be as follows: (a) Directors in Class I shall hold office until the annual meeting of Shareholders held in 2001 and (b) Directors in Class II shall hold office until the annual meeting of Shareholders held in 2000. Each Director elected at any Shareholders' meeting commencing with the 1999 annual meeting shall serve for a term ending on the date of the second annual meeting of Shareholders following the meeting at which such Director was elected.

     (b) In the event of any increase or decrease in the authorized number of Directors, each Director then serving as such shall nevertheless continue as a Director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, retirement, resignation or removal, and the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the two classes of Directors as provided above in this Article V.

     (c) Notwithstanding any of the foregoing provisions of this Article, each Director shall serve until his or her successor is elected and qualified or until his or her prior death, retirement, resignation or removal. No Director may be removed except for cause and (in addition to the affirmative vote which may be required of the holders of any series of Preferred Shares which may then be outstanding) by the affirmative vote of the holders of at least a majority of the outstanding Common Shares of the Corporation entitled to vote thereon. Should a vacancy occur or be created, whether arising through death, resignation or removal of a Director or through an increase in the number of Directors, such vacancy shall be filled by a majority vote of the Directors then in office, or by the sole remaining Director if only one Director remains in office. A Director so elected to fill a vacancy shall serve for the remainder of the present term of office of the class to which he or she was elected."

                            DATATRAK INTERNATIONAL, INC.
                               PROXY FOR COMMON SHARES
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
         THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON SEPTEMBER 22,
                                        1999.
         The undersigned hereby (i) appoints Terry C. Black and Robert J. Fisher, and each of them, his true and lawful agents and Proxy holders with full power of substitution in each to appear and vote all of the Common Shares of DataTRAK International, Inc. that the undersigned will be entitled to vote at the Annual Meeting of Shareholders of DataTRAK International, Inc. to be held at The National City Bank Auditorium, Fourth Floor, Atrium Building, 1900 East Ninth Street, Cleveland, Ohio on September 22, 1999, and at any adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all of the Common Shares of the Company represented by this Proxy as follows.

         (1) Approval of an Amendment to the Company's Fifth Amended and Restated Articles of Incorporation to decrease the number of classes of Directors on the Company's Board of Directors from three classes of Directors to two classes of Directors.

                  [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

         (2) Election of the following nominees to serve on the Board of Directors of the Company:

                 DR. JEFFREY A. GREEN           FOR [ ]           WITHHELD [ ]
                 TIMOTHY G. BIRO                FOR [ ]           WITHHELD [ ]
                 DR. ROBERT M. STOTE            FOR [ ]           WITHHELD [ ]

                                                (To be signed on other side)

    P
    R
    O
    X
    Y

      PROXY NO.                                                       SHARES
                           (Continued from other side.)

         (3) In their discretion to act on any other matters that may properly come before the meeting.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED IN THE SPACES ABOVE. TO THE EXTENT THAT NO DIRECTIONS ARE GIVEN FOR PROPOSALS 1 OR 2, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 OR 2. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF.

         You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. The Proxy holders cannot vote your shares unless you sign and return this card.

                                             Please date, sign and return
                                             promptly in the accompanying
                                             envelope.

                                             DATE

                                             SIGNATURE(S)

                                             SIGNATURE(S)

                                             NOTE: Please sign exactly as
                                                   name appears hereon.
                                                   Joint owners should each
                                                   sign. When signing as
                                                   attorney, executor,
                                                   administrator, trustee or
                                                   guardian, please give
                                                   full title as such.